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                                                                    Exhibit 11.1

                    SCOPUS TECHNOLOGY, INC.
       STATEMENT OF COMPUTATION OF NET INCOME PER SHARE
         (Amounts in thousands, except per share data)

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

                                           YEAR ENDED MARCH 31,
                                           --------------------
PRIMARY                                      1995       1996
- -------                                    --------   --------

Weighted average number of common            8,853      10,182
 shares outstanding

Shares issuable pursuant to options              -         783
 granted under employee stock option
 plan, less shares assumed repurchased
 at the average fair market value
 during the year

Adjustments to reflect requirements of         830           -
 the Securities and Exchange
 Commission's Staff Accounting Bulletin
 No. 83 regarding stock option grants       ------     -------


Number of shares for computation of          9,683      10,965
 earnings per share                         ======     =======

Net income                                  $  973     $ 1,990
                                            ======     =======

Net income per share                        $ 0.10     $  0.18
                                            ======     =======

                                           YEAR ENDED MARCH 31,
                                           --------------------
FULLY DILUTED                                 1995       1996
- -------------                                ------     ------
Weighted average number of common            8,853      10,182
 shares outstanding

Shares issuable pursuant to options              -         888
 granted under employee stock option
 plan, less shares assumed repurchased
 at the ending fair market value for
 the year

Adjustments to reflect requirements of         830           -
 the Securities and Exchange
 Commission's Staff Accounting Bulletin
 No. 83 regarding stock option grants       ------     -------

Number of shares for computation of          9,683      11,070
 earnings per share
                                            ======     =======

Net income                                  $  973     $ 1,990
                                            ======     =======

Net income per share                        $ 0.10     $  0.18
                                            ======     =======
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